As filed with the Securities and Exchange Commission on August 28, 2008.

Subject to Amendment.

Registration No. 333-152895

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Mississippi Power Company (Exact name of registrant as specified in its charter)	Mississippi (State or other jurisdiction of incorporation or organization)	64-0205820 (I.R.S. Employer Identification No.)

2992 West Beach Boulevard

Gulfport, Mississippi 39501

(228) 864-1211

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

VICKI L. PIERCE

Corporate Secretary

Mississippi Power Company

2992 West Beach Boulevard

Gulfport, Mississippi 39501

(228) 864-1211

(Name, address, including zip code, and telephone number, including area code, of agent for service of registrant)

The Commission is requested to mail signed copies of all orders, notices and communications to:

W. PAUL BOWERS Executive Vice President and Chief Financial Officer THE SOUTHERN COMPANY 30 Ivan Allen Jr. Blvd., N.W. Atlanta, Georgia 30308	MELISSA K. CAEN Vice President, Associate General Counsel and Corporate Secretary SOUTHERN COMPANY SERVICES, INC. 30 Ivan Allen Jr. Blvd., N.W. Atlanta, Georgia 30308	ERIC A. KOONTZ TROUTMAN SANDERS LLP 600 Peachtree Street, N.E. Suite 5200 Atlanta, Georgia 30308-2216

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)(2)(3)	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee(1)

Mississippi Power Company Senior Notes
Mississippi Power Company Junior Subordinated Notes
Mississippi Power Company Preferred Stock, Cumulative, Par Value $100 Per Share
Depositary Preferred Shares, each representing one-fourth of a share of Preferred Stock
Total	$85,000,000	100%	$85,000,000	$3,341(4)

(1)	There are being registered hereunder such presently indeterminate number of Preferred Stock and Depositary Preferred Shares and such presently indeterminate principal amount of Senior Notes and Junior Subordinated Notes of Mississippi Power Company with an aggregate initial offering price not to exceed $85,000,000. Pursuant to Rule 457(o) under the Securities Act of 1933, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.
(2)	Estimated solely for the purpose of determining the registration fee.
(3)	Exclusive of accrued interest and distributions, if any.
(4)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The within Prospectus contains the information required by Rule 429 of the Commission under the Securities Act of 1933 with respect to the $215,000,000 of securities remaining unsold under Registration Statement No. 333-108156.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 (this "Amendment") to the Registration Statement on Form S-3 (Registration No. 333-152895) (the "Registration Statement") of Mississippi Power Company is being filed solely to include a revised Exhibit 5.1. This Amendment does not modify any other part of the Registration Statement. The contents of the Registation Statement are hereby incorporated by reference.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits.

Exhibit Number
1.1	—Form of Underwriting Agreement relating to the new Stock.*
1.2	—Form of Underwriting Agreement relating to the Depositary Shares.*
1.3	—Form of Underwriting Agreement relating to the Senior Notes.*
1.4	—Form of Underwriting Agreement relating to the Junior Subordinated Notes.*
4.1

—Senior Note Indenture dated as of May 1, 1998 between the Company and Wells Fargo Bank, National Association, as successor Trustee, and indentures supplemental thereto through November 14, 2007 (Designated in Form 8-K dated May 14, 1998, File No. 0-6849, as Exhibits 4.1, 4.2(a) and 4.2(b), in Form 8-K dated March 22, 2000, File No. 0-6849, as Exhibit 4.2, in Form 8-K dated March 12, 2002, File No. 0-6849, as Exhibit 4.2, in Form 8-K dated April 24, 2003, File No. 0-6849, as Exhibit 4.2, in Form 8-K dated March 3, 2004, File No. 0-6849, as Exhibit 4.2, in Form 8-K dated June 24, 2005, File No. 001-11229, as Exhibit 4.2 and in Form 8-K dated November 8, 2007, File No. 001-11229, as Exhibit 4.2).

4.2	—Form of Supplemental Indenture to Senior Note Indenture to be used in connection with the issuance of Senior Notes.*
4.3	—Form of Subordinated Note Indenture relating to the Junior Subordinated Notes.***
4.4	—Form of Supplemental Indenture to Subordinated Note Indenture to be used in connection with the issuance of Junior Subordinated Notes.*
4.5

—Articles of Incorporation of the Company, articles of merger of Mississippi Power Company (a Maine corporation) into the Company and articles of amendment to the articles of incorporation of the Company through April 4, 2004 (Designated in Registration No. 2-71540 as Exhibit 4(a)-1, in Form U5S for 1987, File No. 30-222-2 as Exhibit B-10, in Registration No. 33-49320 as Exhibit 4(b)-(1), in Form 8-K dated August 5, 1992, File No. 0-6849, as Exhibits 4(b)-2 and 4(b)-3, in Form 8-K dated August 4, 1993, File No. 0-6849, as Exhibit 4(b)-3, in Form 8-K dated August 18, 1993, File No. 0-6849, as Exhibit 4(b)-3, in the Company’s Form 10-K for the year ended December 31, 1997, File No. 0-6849, as Exhibit 3(e)2, in the Company’s Form 10-K for the year ended December 31, 2000, File No. 0-6849, as Exhibit 3(e)2 and in Form 8-K dated March 3, 2004, File No. 0-6849, as Exhibit 3(e)(2)).

4.6	—Form of certificate of resolution of the Board of Directors of the Company establishing and designating the new Stock.*
4.7	—Form of Deposit Agreement with respect to the Depositary Shares (including the form of Depositary Receipt to be issued thereunder).*
4.8	—Form of Senior Note (included in Exhibit 4.2 above).
4.9	—Form of Junior Subordinated Note (included in Exhibit 4.4 above).
5.1	—Opinion of Troutman Sanders LLP.
12.1	—Computation of ratio of earnings to fixed charges.***
12.2	—Computation of ratio of earnings to fixed charges plus preferred dividend requirements (pre-income tax basis).***
23.1	—Consent of Deloitte & Touche LLP.***
23.2	—Consent of Troutman Sanders LLP (included in Exhibit 5.1 above).
24.1	—Powers of Attorney and Resolution.***
25.1	—Statement of Eligibility under Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as Senior Note Indenture Trustee.***
25.2	—Statement of Eligibility under Trust Indenture Act of 1939, as amended, of the Subordinated Note Indenture Trustee.**

Exhibits listed above which have heretofore been filed with the Commission and which were designated as noted above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.

*	To be subsequently filed or incorporated by reference.
**	To be subsequently filed or incorporated by reference or filed separately pursuant to the Trust Indenture Act of 1939, as amended, Section 305(b)(2).
***	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Mississippi Power Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 28th day of August, 2008.

MISSISSIPPI POWER COMPANY

By:  ANTHONY J. TOPAZI

       President and Chief Executive Officer

By:      /s/WAYNE BOSTON

         Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following directors and officers of Mississippi Power Company in the capacities and on the date indicated.

Signature	Title	Date

ANTHONY J. TOPAZI	President, Chief Executive Officer and Director (Principal Executive Officer)

FRANCES TURNAGE	Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)

CYNTHIA F. SHAW	Comptroller (Principal Accounting Officer)

ROY ANDERSON, III TOMMY E. DULANEY AUBREY B. PATTERSON, JR. CHRISTINE L. PICKERING MARTHA D. SAUNDERS GEORGE A. SCHLOEGEL PHILIP J. TERRELL	} Directors

By     /s/WAYNE BOSTON                                                                                                                                                               August 28, 2008

          (Wayne Boston, Attorney-in-fact)

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